NEWS
Contact: Jonathan Burgin CFO (972) 3-645-5004 jonathanb@radcom.com

FOR IMMEDIATE RELEASE

RADCOM ANNOUNCES PRELIMINARY SECOND QUARTER 2006 RESULTS

TEL-AVIV, Israel—July 14, 2006-- RADCOM Ltd. (RADCOM) (NASDAQ and TASE: RDCM) today announced preliminary financial results for the quarter ended June 30, 2006.

Based on preliminary results, RADCOM anticipates total revenues for the second quarter of 2006 to be approximately $5.7 million, an increase of 19% compared to $4.8 million recorded in the second quarter of 2005, representing the Company’s 11th straight quarter of year-over-year revenue growth, and a sequential increase of 12% compared to $5.1 million recorded in the first quarter of 2006. This is a slight shortfall compared with the revenue range of $6.0 to $6.5 million that was forecast in the Q1 earnings release, reflecting accounting policies relating to a multiple element agreement that prevented the recognition of revenues associated with an order shipped during the second quarter. The second quarter’s revenues do include the contribution of the major order discussed in the first quarter earnings release that was delayed from the first to the second quarter and taken into account in our projections for the second quarter.

Commenting on the news, Mr. Arnon Toussia-Cohen, President and CEO, said, “Although our second quarter revenues fell marginally short of our original projection, we are pleased to continue building on an eleven-quarter record of year-over-year revenue growth, a testament to the fact that we continue to win new business and customers. We look forward to reporting our full results and to giving you an update regarding our markets and prospects during our conference call on July 24th.”

RADCOM will report its full results for the second quarter of 2006 on Monday, July 24, 2006, before the opening of trade. RADCOM’s management will hold an interactive conference call on the same day at 9:00 AM EDT (16:00 Israel Time) to discuss the results and to answer investor questions. To participate, please call 1-877-209-0397 from the U.S., or +1-612-332-0819 from international locations, approximately five minutes before the call is scheduled to begin. A replay of the call will be available from 10:45 AM Eastern Time on July 24th until midnight July 31st. To access the replay, please call 1-800-475-6701 from the U.S., or +1-320-365-3844 from international locations, and use the access code 836284. The conference call can also be accessed online at www.radcom.com.
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RADCOM develops, manufactures, markets and supports innovative network test and service monitoring solutions for communications service providers and equipment vendors. The company specializes in Next Generation Cellular as well as Voice, Data and Video over IP networks. Its solutions are used in the development and installation of network equipment and in the maintenance of operational networks. The company’s products facilitate fault management, network service performance monitoring and analysis, troubleshooting and pre-mediation. RADCOM’s shares are listed on both the Nasdaq National Market and the Tel Aviv Stock Exchange under the symbol RDCM. For more information, please visit www.RADCOM.com.

Risks Regarding Forward Looking Statements
Certain statements made herein that use the words ``estimate,'' ``project,'' ``intend,'' ``expect”, ''believe`` and similar expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks and uncertainties which could cause the actual results, performance or achievements of the Company to be materially different from those which may be expressed or implied by such statements, including, among others, changes in general economic and business conditions and specifically, decline in demand to the Company's products, inability to timely develop and introduce new technologies, products and applications and loss of market share and pressure on prices resulting from competition. For additional information regarding these and other risks and uncertainties associated with the Company's business, reference is made to the Company's reports filed from time to time with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.